As filed with the U.S. Securities and Exchange Commission on August 27, 2025.

Registration No. 333-289431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quad Global Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: +1(212) 612-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hui Chen, Esq.

Hui Chen and Associates, P.L.L.C.

136-20 38th Avenue, Suite 9E

Flushing, NY 11354

Telephone: (718) 463-2666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

KM QUAD

(Exact name of Co-Registrant as specified in its charter)

Cayman Islands	3714	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The Co-Registrant has the following principal executive office:

KM QUAD

No. 10 Shunyi Road, Automotive Industry Park

Economic Development Zone

Jiujiang City, Jiangxi Province, People’s Republic of China

The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Copies of communications to:

Mitchell S. Nussbaum, Esq. Vivien Bai, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4900	Nick L. Torres, Esq. J. Zhang and Associates, P.C. 3712 Prince Street, Ste 9C Flushing, New York 11354 Telephone: (718) 701-5098

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Registrant and Co-Registrant:

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant and the Co-Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant and the Co-Registrant are filing this Amendment No.1 to the Registration Statement on Form F-4 (File No. 333-289431) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The PubCo Amended and Restated Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, every director (including any alternate director appointed), secretary, assistant secretary, or other officer for the time being and from time to time of the PubCo (but not including the PubCo’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo. A form of indemnification agreement is filed as exhibit to this registration statement.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1#**	Merger Agreement dated February 14, 2025 (incorporated by reference to Exhibit 2.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025)
3.1**	Certificate of Incorporation of Quetta (incorporated by reference to Exhibit 3.1 to Quetta’s Registration Statement on Form S-1/A filed with the Securities & Exchange Commission on September 14, 2023)
3.2**	Amended and Restated Certificate of Incorporation of Quetta (incorporated by reference to Exhibit 3.1 to Quetta’s Current Report on Form 8-K filed with the Securities & Exchange Commission on October 12, 2023)
3.3**	Second Amended and Restated Certificate of Incorporation of Quetta (incorporated by reference to Exhibit 3.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2025)
3.4**	Bylaws of Quetta (incorporated by reference to Exhibit 3.3 to Quetta’s Registration Statement on Form S-1/A filed with the Securities & Exchange Commission on September 14, 2023)
3.5**	Certificate of Incorporation of PubCo
3.6**	Memorandum and Articles of Association of PubCo
3.7**	Form of Amended and Restated Memorandum and Articles of Association of PubCo (included as Annex A to this proxy statement/prospectus)
4.1**	Specimen QETA Unit Certificate (incorporated by reference to Exhibit 4.1 to Quetta’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2023)
4.2**	Specimen QETA Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Quetta’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2023)
4.3**	Specimen QETA Right Certificate (incorporated by reference to Exhibit 4.3 to Quetta’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2023)

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4.4**	Registration Rights Agreement, dated October 5, 2023, by and between Continental Stock Transfer & Trust Company and Quetta (incorporated by reference to Exhibit 10.4 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
4.5**	Rights Agreement, dated October 5, 2023, by and between Continental Stock Transfer & Trust Company and Quetta (incorporated by reference to Exhibit 4.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
4.6**	Specimen of PubCo Ordinary Shares
5.1*	Form of Opinion of Harney Westwood & Riegels
8.1**	Form of Opinion of Loeb & Loeb LLP regarding certain federal income tax matters
10.1**	Letter Agreements, dated October 5, 2023, by and between Quetta, Quetta’s officers, directors, shareholders and Yocto Investments LLC (incorporated by reference to Exhibit 10.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
10.2**	Investment Management Trust Account Agreement, dated October 5, 2023 by and between Continental Stock Transfer &Trust Company and Quetta (incorporated by reference to Exhibit 10.2 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
10.3**	Stock Escrow Agreement, dated October 5, 2023 among Quetta, directors, officers and shareholders (incorporated by reference to Exhibit 10.3 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
10.4**	Subscription Agreement, dated October 5, 2023, by and between Quetta and Yocto Investments LLC (incorporated by reference to Exhibit 10.6 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
10.5**	Administrative Service Agreement, dated October 5, 2023, by and between Quetta and Yocto Investments LLC. (incorporated by reference to Exhibit 10.7 to Quetta’s Current Report on Form 8-K filed with the Securities & Exchange Commission on October 12, 2023)
10.6**	Indemnity Agreement, dated October 5, 2023 by and between Quetta’s officers, directors, shareholders and Quetta (incorporated by reference to Exhibit 10.5 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2023)
10.7**	Amendment to the Investment Management Trust Agreement, dated January 10, 2025, by and between Quetta and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2025)
10.8**	Shareholder Support Agreement (Exhibit A to the Merger Agreement) (incorporated by reference to Exhibit 10.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025)
10.9**	Form of Employment Agreement between PubCo and PubCo’s executive officers
10.10**	Form of Indemnification Agreement between PubCo and each of its PubCo’s directors and executive officers
10.11**	Form of Lock-Up Agreement
10.12**	Form of Amended and Restated Registration Rights Agreement
10.13**	Form of Promissory Note issued to KM QUAD (incorporated by reference to Exhibit 10.1 to Quetta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2024)
14**	Form of Code of Ethics (incorporated by reference to Exhibit 14 to Quetta’s Registration Statement on Form S-1/A filed by Quetta with the Securities and Exchange Commission on September 14, 2023)
21.1**	Lists of Subsidiaries of the Registrant
23.1**	Consent of MaloneBailey, LLP
23.2**	Consent of Enrome LLP
23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.4**	Consent of Hunan Qiyuan Law Firm
99.1**	Consent of Junan Ke (PubCo’s director nominee)
99.2**	Consent of Ni Ke (PubCo’s director nominee)
99.3**	Consent of Qi Gong (PubCo’s director nominee)
99.4**	Consent of Gaofeng Chen (PubCo’s director nominee)
99.5**	Consent of Xiaoqi He (PubCo’s director nominee)
99.6*	Form of Proxy for Special Meeting of Holders of Quetta Common Stock
99.7**	Press Release dated February 14, 2025 (incorporated by reference to Exhibit 99.1 of Quetta’s Current Report on 8-K filed with the SEC on February 14, 2025)
99.8**	CHFT Advisory and Appraisal, Ltd. Fairness Opinion (attached to the proxy statement/prospectus which forms a part of this registration statement as an annex)
107**	Calculation of Filing Fee Tables

* Filed herewith

** Previously filed

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

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Item 22. Undertakings

A.	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	The undersigned registrants hereby undertake:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 27, 2025.

Quad Global Inc.

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Principal Executive Officer, principal financial and accounting officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 27, 2025 in the capacities indicated.

Name	Title	Date
/s/ Hui Chen	Sole Director	August 27, 2025
Hui Chen

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cayman Islands, on August 27, 2025.

KM QUAD

By:	/s/ Junan Ke
Name:	Junan Ke
Title:	Director, Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 27, 2025 in the capacities indicated.

Name	Title	Date

/s/ Junan Ke	Director	August 27, 2025
Junan Ke	(Principal Executive Officer and Principal Financial Officer)

/s/ Xiaoping Ke	Director	August 27, 2025
Xiaoping Ke

/s/ Ni Ke	Director	August 27, 2025
Ni Ke

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States, has signed this registration statement or amendment thereto in New York, New York, United States on August 27, 2025.

AUTHORIZED U.S. REPRESENTATIVE
COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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